Exhibit 10.3

FORM OF NOTICE OF GRANT OF TIME-VESTED RESTRICTED STOCK UNITS
AND
FORM OF TIME-VESTED RESTRICTED STOCK UNIT AGREEMENT - FOR ASSOCIATES

West Marine, Inc.
500 Westridge Drive
Watsonville, CA  95076

FORM OF NOTICE OF GRANT OF TIME-VESTED RESTRICTED STOCK UNITS
Grant Date:  [DATE]

You have been granted the number of restricted common stock units (“RSUs”) stated for you on the Morgan Stanley “Plan Documents” page at https://www.stockplanconnect.com (the “Morgan Stanley Website”).

The RSUs entitle you to receive shares of West Marine, Inc. (the “Company”) common stock at a future date, subject to the satisfaction of the terms and conditions set forth herein and in the Amended and Restated West Marine, Inc. Omnibus Equity Incentive Plan, effective April 26, 2016 and approved by stockholders on May 26, 2016, as amended by Amendment #1 approved by the Company’s Board of Directors (“Board”) on March 23, 2017 (collectively, the “Plan”) and the Restricted Stock Unit Agreement (the “Award Agreement”) attached hereto as Exhibit A.  Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan shall have the same meaning as in the Plan.

The RSUs will vest as follows, assuming continuous employment or as otherwise determined by the Company’s Board or its Compensation and Leadership Development Committee (the “Committee”):

% of Total                        Date Vest
33%                            1st Anniversary of Grant Date
33%                            2nd Anniversary of Grant Date
34%                            3rd Anniversary of Grant Date
The RSUs granted hereunder hereinafter are referred to as the “RSU Grant.”

You and the Company agree that the RSU Grant is granted under and governed by the terms and conditions of the Plan and the Award Agreement (collectively, the “Plan Documents”), all of which are incorporated herein and made a part of this document.  You acknowledge that a copy of the Plan Documents have been made available to you. You further acknowledge and agree that the Award Agreement does not require your signature or the Company’s signature to be effective, and that this Notice of the RSU Grant issued to you (which notice may be accomplished through the posting thereof on a website for the Plan Documents), shall be sufficient evidence of the issuance to, and acceptance by, you of the RSU Grant reflected in the Award Agreement, unless you expressly reject such Award Agreement in writing.

Additionally, unless you expressly reject such Award Agreement in writing, you further acknowledge and agree that prior to the delivery of any shares or cash pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require you to remit to the Company, through the sale of vested shares or otherwise, an amount sufficient to satisfy Federal, state, and local taxes (including your FICA obligation) required by law to be withheld, plus any fees assessed by Morgan Stanley, with respect to any RSU Grant (collectively, “Applicable Tax and Fee Obligation”).  In this regard, you authorize the Company to withhold shares or facilitate the sale of vested shares having a value equal to the amount required to be withheld or sold to satisfy your Applicable Taxes and Fee Obligation. Notwithstanding the foregoing, if you are an “Executive Officer” as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, you, and not the Company, shall have the sole power and the right to direct the Company to withhold an amount of shares sufficient to satisfy your Applicable Tax and Fee Obligation. Executive Officers must make such election during an open trading window and such election, once made, shall be irrevocable.

Associate's Restricted Stock Units                 RSU No.: On website
(3 year - 33, 33, 34%)                 ID: Associate Number

Exhibit A
West Marine, Inc.
Amended and Restated Omnibus Equity Incentive Plan, as amended by Amendment #1

FORM OF RESTRICTED STOCK UNIT AGREEMENT

1    GRANT OF RESTRICTED STOCK UNITS. West Marine, Inc. (the "Company") hereby grants to the Associate referenced in the "Notice of Grant of Restricted Stock Units" (the “Notice of Grant”) under the Amended and Restated West Marine, Inc. Omnibus Equity Incentive Plan, effective April 26, 2016 and approved by stockholders on May 26, 2016, as amended by Amendment #1 approved by the Company’s Board of Directors (“Board”) on March 23, 2017 (the "Plan"), as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, on the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and the Plan, the restricted stock units (“RSUs”) which entitle the Associate on a future date to receive the number of shares of common stock of the Company (“Common Stock”) set forth for the Associate on the Morgan Stanley Website as referenced in the Notice of Grant. Capitalized terms not explicitly defined in this Agreement but defined in the Notice of Grant and/or the Plan shall have the same meanings in the Notice of Grant and/or the Plan, as applicable.

2          NUMBER OF SHARES.  The number and class of shares specified in the Notice of Grant are subject to appropriate adjustment in the event of an “Adjustment Event” as such term is defined in the Plan. Subject to any required action of the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, the RSUs granted hereunder (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are then subject to the RSUs would have been entitled.  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive.

3.           LAPSE OF RSU RESTRICTIONS.  Except as otherwise provided in this Agreement and subject to the terms of the Plan, the right to receive the shares of Common Stock under this Agreement shall accrue:

(a)	as to 33% of the RSUs, on the day of the first anniversary of the Grant Date of the Notice of Grant;

(b)	as to an additional 33% on the day of the second anniversary of the Grant Date; and

(c)	as to the remaining 34% on the day of the third anniversary of the Grant Date.

Upon vesting, each RSU will be settled by payment of one share of Common Stock. Payment of such shares of Common Stock shall be made as soon as administratively feasible after lapse of the time periods set forth in this Section 3. The Company shall not be required to issue any fractional shares of Common Stock and the Company may round any fractional share down to the nearest whole share.

Except as set forth in this Section 3, or as otherwise determined by the Board and/or the Committee, or as provided in another Company plan applicable to the Associate, if any, in the event of termination of the Associate’s employment with the Company and its Subsidiaries for any reason prior to the vesting date, the Associate will accrue no further entitlement to the RSUs under this Agreement, the Plan or otherwise, and all RSUs which have not become fully vested under this Section 3 as of the date the Associate’s employment is terminated shall lapse and expire immediately.

4.    DISTRIBUTION DATE. Subject to any overriding provisions in the Plan, this Award Agreement or any applicable condition of receipt, as soon as administratively feasible following the respective vesting date under Section 3 of this Agreement, the Company shall transfer to the Associate shares equivalent to the RSUs (less any fees and/or applicable tax withholding as set forth in the Notice of Grant and/or the Plan) which vested as of such date, provided that in no event shall such shares be distributed later than March 15 of the year following the calendar year in which the RSUs vested.

5.    CONDITIONS OF RECEIPT.  The Company may postpone issuing and delivering any shares in settlement of RSUs for so long as the Company determines to be advisable to satisfy any conditions, including the following: (i) its completing any administrative or ministerial tasks necessary to accomplish such issuance and/or delivery; (ii) its completing or amending any securities registration or qualification of the RSU shares or its or the Associate satisfying any exemption from registration under any Federal or state law, rule, or regulation; (iii) its receiving proof it considers satisfactory that a person seeking to receive the RSU shares after the Associate’s death is entitled to do so; (iv) the Associate complying with any requests for representations under the Plan; and (v) the Associate complying with any Federal, state or local tax withholding obligations.

6.    ADDITIONAL REPRESENTATIONS FROM THE ASSOCIATE. If the Associate is entitled to receive RSU shares at a time when the Company does not have a current registration statement (generally on Form S-8) under the Securities Act of 1933, as amended (the “Act”), that covers issuances of such shares to the Associate, the Associate must comply with the following before the Company will issue any shares to the Associate. The Associate must: (i) represent to the Company, in a manner satisfactory to the Company’s counsel, that the Associate is acquiring the RSU shares for the Associate’s own account and not with a view to reselling or distributing the RSU shares; and (ii) agree that the Associate will not sell, transfer, or otherwise dispose of the RSU shares unless a registration statement under the Act is effective at the time of disposition with respect to the RSU shares the Associate proposes to sell, transfer, or otherwise dispose of; or the Company has received an opinion of counsel or other information and representations it considers satisfactory to the effect that, because of Rule 144 under the Act or otherwise, no registration under the Act is required.

7.    VOTING RIGHTS. The Associate holding RSUs shall not be entitled to exercise any voting rights until shares of Common Stock are transferred to the Associate in settlement of the RSU.

8.    DIVIDEND RIGHTS. If the Company pays a cash dividend with respect to the Common Stock, such dividend shall accrue to any RSU for which the Period of Restriction (as defined in the Plan) has not lapsed as of the record date for such cash dividend. Such cash dividend shall not be paid to holders of RSUs unless and until shares of Common Stock are transferred to the Associate in settlement of the RSU. Nothing in this Section 8 shall limit or restrict the Committee or the Board from making any adjustment pursuant to an Adjustment Event or a Change in Control as specified in the Plan.

9.    UNSECURED CREDITOR. The RSU Grant creates a contractual obligation on the part of the Company to make a distribution of the shares pursuant to the RSU Grant at the time provided for in this Agreement. Neither the Associate nor any other party claiming an interest in the RSU Grant hereunder shall have any interest whatsoever in any specific asset of the Company. The Associate’s right to receive distributions hereunder is that of an unsecured general creditor of the Company.

10.    CHANGE IN CONTOL. The Committee may accelerate the vesting of the Associate’s RSUs in the event of a Change in Control, provided that such vesting and exercisability is conditioned on the consummation of such Change in Control and either (i) the Associate’s employment with the Company is terminated (except a termination for Cause, as defined in the Plan) in connection with, or within 24 months after, a Change in Control, or (ii) the Committee or the Board determines that (A) such outstanding RSUs will not be continued, assumed, converted and/or substituted, or (B) it is in the best interests of the Company to vest such outstanding RSUs.

11.    RSU GRANTS HAVE NO EFFECT ON EMPLOYMENT. The terms of Associate's employment shall be determined from time to time by the Company, or the Subsidiary employing the Associate, as the case may be, and the Company, or the Subsidiary employing the Associate, as the case may be, shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Associate at any time for any reason whatsoever, with or without good cause.

12.    NO REPRESENTATIONS OR PROMISES. Neither the Company nor anyone else is making any representations or promises regarding the duration of the Associate’s service, vesting of the RSU, the value of the shares or of the RSUs, or the Company’s prospects. In addition, the Company does not hereby provide any advice regarding tax consequences to the Associate or regarding the Associate’s decisions regarding the RSUs. The Associate agrees to rely only upon the Associate’s own personal advisors for financial or tax advice for all matters pertaining to the RSUs.

13.    ADDRESSES FOR NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at West Marine, Inc., 500 Westridge Drive, Watsonville, CA 95076, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Associate shall be addressed to the Associate at such other address as the Associate may hereafter designate in writing, or at the last known address that the Company has on file for the Associate. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

14.    NON-TRANSFERABILITY. The RSUs herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of said RSU, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, said RSU and the rights and privileges conferred hereby shall immediately become null and void.

15.    BINDING AGREEMENT. Subject to the non-transferability of the RSU, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.    PLAN GOVERNS. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan shall govern.

17.    COMMITTEE AUTHORITY. The Committee shall have the discretionary power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Associate, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18.    CAPTIONS. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19.    AGREEMENT SEVERABLE. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

20.    FURTHER ASSURANCES. At any time, and from time to time after executing this Agreement, the Associate will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

21.    COMPLIANCE WITH LAW. The Company will not issue the RSU shares if doing so would violate any applicable federal or state securities laws, or any other applicable law or regulation. The Associate may not sell or otherwise dispose of the RSU shares in violation of applicable law.

22.    SECTION 409A. The RSU is intended to comply with the requirements of Section 409A of the Internal Revenue Code and will be construed consistently with that section. Nevertheless, the Company makes no representations or warranties and shall have no liability to the Associate or any other person, if any provisions of or distribution under this Agreement is determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section. Neither the Company nor the Associate shall have the right to accelerate or defer the delivery of any shares except to the extent specifically permitted or required by Section 409A. In no event may the Company or the Associate defer the delivery of the shares beyond the date specified in Section 4 of this Agreement, unless such deferral complies in all respects with Treasury Regulation Section 1.409A-2(b) related to subsequent changes in the time or form of payment of nonqualified deferred compensation arrangements, or any successor regulation. Notwithstanding anything in the Plan or this Agreement to the contrary, if the RSU vests in connection with the Associate’s “separation from service” within the meaning of Section 409A, as determined by the Company), and if (x) the Associate is then a “specified employee” within the meaning of Section 409A at the time of such separation from service (as determined by the Company, by which determination the Associate hereby agrees to be bound) and (y) the distribution of shares under such vesting will result in the imposition of additional tax under Section 409A if distributed to the Associate within the six month period following the Associate’s separation from service, then the distribution of such shares will not be made until the earlier of (i) the date six months and one day following the date of the Associate’s separation from service or (ii) the day after the Associate’s date of death.

23.    GOVERNING LAW. The Agreement, RSUs and all related documentation and matters shall be construed in accordance with and governed by the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.

24.    ENTIRE AGREEMENT. This Agreement and the Notice of Grant (in each case, subject to applicable provisions of the Plan) contains the entire agreement among the parties relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein; provided, however, that the Company may amend and supplement this Agreement in writing from time to time as permitted under the Plan.

IN WITNESS WHEREOF, this Agreement is deemed to be executed by the parties effective as of the Grant Date of the Notice of Grant.

West Marine, Inc.

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